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              Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated May 3, 1996 on the statutory basis financial statements of American Centurion Life Assurance Company in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 File No. 333-00041) for the registration of the Privileged Assets Select Annuity to be offered by American Centurion Life Assurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
November 18, 1996